Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Ohio Dividend Advantage Municipal Fund 2
333-66062
811-10445


We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 22, 2007, under Conformed
Submission Type DEF 14A, accession number
0000950137-07- 012820.